Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2024, except for Note 13, as to which the date is March 7, 2025, with respect to the consolidated financial statements of OraSure Technologies, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 20, 2025